Exhibit 99.1

Financial Statements

Yellow Folder, LLC

December 31, 2021

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To the Board of Directors and Shareholders

Yellow Folder, LLC

Carrollton, Texas

Independent Auditor’s Report

Opinion

We have audited the accompanying financial statements of Yellow Folder, LLC (the Company), which comprise the balance sheet as of December 31, 2021, and the related statements of operations and changes in members’ deficit, and cash flows for the year then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of a Matter – Subsequent Event

As discussed in the Subsequent Event Note to the financial statements, on April 1, 2022, the Company entered into an agreement to sell substantially all of the assets of the Company for a purchase price of approximately $6,500,000 subject to a post-closing net working capital adjustment.

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To the Board of Directors and Shareholders

Yellow Folder, LLC

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued or available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ GBQ Partners LLC

Columbus, Ohio

June 10, 2022

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YELLOW FOLDER, LLC

Balance Sheet

December 31, 2021

The accompanying notes are an integral part of the financial statements.

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YELLOW FOLDER, LLC

Statement of Operations

For the Year Ended December 31, 2021

The accompanying notes are an integral part of the financial statements

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YELLOW FOLDER, LLC

Statements of Changes in Member's Deficit

For the Year Ended December 31, 2021

The accompanying notes are an integral part of the financial statements

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YELLOW FOLDER, LLC

Statement of Cash Flows

For the Year Ended December 31, 2021

The accompanying notes are an integral part of the financial statements

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yellow folder, llc

Notes to Financial Statements

December 31, 2021

Nature and Scope of Business

Yellow Folder, LLC (the Company), located in Carrollton, Texas, is a closely held Texas company whose principal business activities consist of providing document securing/ management services within a private, HIPPA and FERPA compliant database to K-12 school districts across the United States as well as storage and other auxiliary services.

Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Accounts Receivable and Credit Policies

Accounts receivable are uncollateralized customer obligations due under normal trade terms, and are stated at the amount the Company expects to collect from outstanding balances. There are no interest charges on unpaid balances.

The Company’s invoicing is based on agreed-upon contractual terms, and billed at periodic intervals.

Management estimates an allowance for doubtful accounts based on specifically identified amounts that are believed to be uncollectible, which are determined based on historical experience and a current assessment of the general financial conditions affecting the customer base. At December 31, 2021, management has recorded an allowance for doubtful accounts of $19,440.

Property and Equipment

Property and equipment are carried at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Maintenance and repairs, which do not improve or extend the estimated useful lives of the respective assets, are expensed as incurred. Major improvements or betterments are capitalized. Assets purchased, but not placed in service, are capitalized and depreciation is not computed until the asset is placed in service. When property or equipment is sold or retired, the related cost and accumulated depreciation are removed from the accounts, and any gain or loss is included in income. Estimated useful lives by major asset class are as follows:

Depreciation expense was approximately $36,954 for the year ended December 31, 2021.

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yellow folder, llc

Notes to Financial Statements

December 31, 2021

Summary of Significant Accounting Policies (continued)

Revenue Recognition

Revenue is recognized when a performance obligation has been satisfied by transferring control of promised products or services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those products or services, including any variable consideration.

Nature of Products and Services

The Company has three streams of revenue, Software as a Service (SaaS) related to arrangements that provide customers the use of the Company’s software application, Box storage services and other revenues comprised by; Image processing, retrieval and other miscellaneous professional service offerings. SaaS and Box storage revenues are recognized ratably over time based on the passage of time as the customer receives the benefit. Image processing, retrieval and other miscellaneous service offering revenues are recognized using an input or output method (images scanned or labor hours incurred).

Contract Balances

Timing of revenue recognition may differ from the timing of invoicing to customers. The Company records a contract asset when revenue is recognized prior to invoicing, or deferred revenue when revenue is recognized subsequent to invoicing.

Costs to Obtain a Contract with a Customer

The Company recognizes an asset for the incremental costs of obtaining a contract with a customer if the expected benefit of those costs is longer than one year. The Company has determined that certain sales incentive programs, primarily commissions, meet the requirements to be capitalized. Total capitalized costs to obtain a contract are included in Contract Assets within the accompanying balance sheet and are amortized over a 3-year period.

Income Taxes

The Company is a limited liability company and is taxed as a partnership. Therefore, its taxable income or loss is included in its members’ federal and state income tax returns. Accordingly, no provision for federal or state income taxes is recorded in these financial statements. The Company is subject to local income taxes.

The Company accounts for uncertainty in income taxes in its financial statements as required under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC), 740, Income Taxes. The standard prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The standard also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition accounting. Management determined there were no material uncertain positions taken by the Company in its tax returns.

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yellow folder, llc

Notes to Financial Statements

December 31, 2021

Summary of Significant Accounting Policies (continued)

New Accounting Pronouncement

In February 2016, FASB issued ASU 2016-02, Leases, a new standard for both lessees and lessors. Under its core principle, a lessee will recognize lease assets and liabilities on the balance sheet for nearly all lease arrangements. The new standard is effective for annual periods beginning after December 15, 2021. The Company has not yet determined the effect of the pronouncement on the financial statements.

Cash

The Company maintains cash at one financial institution, which may exceed federally insured amounts at various times.

Software Development Costs

The Company continuously monitors its software products and enhancements to remain compatible with standard platforms and file formats. In accordance with ASC 350-40, “Internal-Use Software,” we capitalize purchase and implementation costs of internal use software. Once an application has reached development stage, internal and external costs, if direct and incremental, are capitalized until the software is substantially complete and ready for its intended use. Capitalization ceases upon completion of all substantial testing. We also capitalize costs related to specific upgrades and enhancements when it is probable that the expenditure will result in additional functionality. Such capitalized costs are stated at cost less accumulated amortization. Amortization is computed over the estimated useful lives of the related assets on a straight-line basis, which is three years. No such costs were capitalized in 2021. For the year ended December 31, 2021 the Company expensed research and development costs related to computer software costs of $831,169.

Capital Lease Obligations

The Company leases certain computer servers under capital lease obligations that mature in 2023. The cost of the servers are included in the accompanying balance sheet as property and equipment. As of December 31, 2021, the cost of the capital lease servers was $286,517 and both have been fully depreciated as of December 31, 2021. Depreciation expense of the leased servers at December 31, 2021 was $31,836. Both leases contain a bargain purchase option, which allows the Company to purchase the equipment at the end of the lease term for substantially less than fair market value.

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yellow folder, llc

Notes to Financial Statements

December 31, 2021

Capital Lease Obligations (continued)

Future minimum payments due under the capital lease obligation and the present value of the future minimum lease payments as of December 31, 2021 are as follows:

Interest expense charged on capital leases was approximately $5,495 for the year ended December 31, 2021.

Sales

Revenues within the accompanying statement of operations consist of the following for the year ended December 31, 2021:

Contract Assets

Activity in contract assets (deferred commissions) for the year ended December 31, 2021 was as follows:

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yellow folder, llc

Notes to Financial Statements

December 31, 2021

Contract Assets (continued)

The following is a schedule of the future amortization of deferred commissions as of December 31, 2021:

Members’ Equity

As of December 31, 2021, the Company had 100,000 shares of Class A units and 683 shares of Class B units issued and outstanding, respectively. For the twelve months ended December 31, 2021 $600,000 of distributions were declared and paid on the Class A units. The Class B units have no voting rights or decision-making authority. The total of liquidation preference amount in the aggregate for the class A units relative to Class B units is approximately $52,000,000 at December 31, 2021.

Leasing Arrangements

The Company leases an office for its personnel and a storage unit for customer documents both under month to month operating leases. The operating leases have monthly rental payments of $375 and $32, respectively. The Company is responsible for maintenance, taxes and other expenses associated with the leased property.

Total lease expense amounted to approximately $4,800 for the year ended December 31, 2021.

Retirement Plans

The Company has a 401(k) retirement plan covering all eligible employees. The Company may make discretionary matching or profit sharing contributions to the plan. The Company made no contributions to the plan for the year ended December 31, 2021.

Subsequent Events

On April 1, 2022, substantially all of the assets of the Company were sold for a purchase price of approximately $6,500,000 subject to a post-closing net working capital adjustment.

Management has evaluated subsequent events through the date of the Independent Auditor’s Report, the date on which the financial statements were available to be issued.

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